Exhibit 13.1

CERTIFICATION

(pursuant to 18 U.S.C Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report on Form 20-F for the fiscal year ended December 31, 2013, of Grupo Financiero Galicia S.A. (the “Company”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”) and pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Pedro A. Richards, Chief Executive Officer of the Company, certify that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2014

/s/ Pedro A. Richards
Pedro A. Richards (principal executive officer) Chief Executive Officer Principal Executive Officer

A signed original of this written statement required by Section 906 has been provided to Grupo Financiero Galicia S.A. and will be retained by Grupo Financiero Galicia S.A. and furnished to the Commission or its staff upon request.